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                                                                   EXHIBIT 3.155

                CERTIFICATE OF RESTATED ARTICLES OF INCORPORATION

                          OF U-HAUL LEASING & SALES CO.

                  The undersigned President and Secretary of U-Haul Leasing & Sales Co., a Nevada corporation, hereby certify as follows:

                  1. That the President and Secretary of U-Haul Leasing & Sales Co. have been authorized to execute the Restated Articles of Incorporation of U-Haul Leasing & Sales Co. by resolution of the Directors of the corporation adopted on September 10, 1993.

                  2. That the Restated Articles of Incorporation of U-Haul Leasing & Sales Co., pursuant to Section 78.403 of the Nevada Revised Statutes, correctly set forth the text of the Articles of Incorporation as amended to the date hereof.

Dated: September 10, 1993.

By: /s/ Edward J. Shoen                  By: /s/ Gary V. Klinefelter
    -----------------------                  ---------------------------
    Edward J. Shoen                          Gary V. Klinefelter
    President                                Secretary

STATE OF ARIZONA   )
                   ) ss.
County of Maricopa )

                  The foregoing instrument was acknowledged before me September 10, 1993, by Edward J. Shoen, President of U-Haul Leasing & Sales Co. on behalf of the corporation.

                                        [ILLEGIBLE]

My commission expires:

     9/18/93
-----------------------
STATE OF ARIZONA   )
                   ) ss.
County of Maricopa )

                  The foregoing instrument was acknowledged before me September 10, 1993, by Gary V. Klinefelter, Secretary of U-Haul Leasing & Sales Co. on behalf of the corporation.

                                           [ILLEGIBLE]
                                           -------------------------
                                           Notary Public

My commission expires:

       9/19/93
---------------------

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EXHIBIT A

                                    RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                           U-HAUL LEASING & SALES CO.

         The undersigned President and Secretary of U-HAUL LEASING & SALES CO., pursuant to Section 78.403 of the General Corporation Law of Nevada, hereby restate the Articles of Incorporation.

         1.       The name of the corporation is U-Haul Leasing & Sales Co.

         2. The principal office of the corporation shall be located at One East First Street, in the City of Reno, County of Washoe, State of Nevada.

         3. The nature of the business and the purposes for which the corporation is formed are as follows:

                  a. To engage in the rental, loan, and lease of automobiles, trucks, tractors, trailers, and, without limitation, all types of motor vehicles, and, in connection therewith, to purchase and sell motor vehicles and equipment, vehicle parts, articles, and accessories, and to perform repairs and services in connection with the leasing, loaning, or rental of such vehicles, and to acquire, hold, and own any and all licenses, permits, and franchises necessary or useful in connection with the business.

                  b. To establish or acquire, or acquire interests in or control of, by purchase, investment affiliation, assumption of liabilities or otherwise, the types of businesses dealing with motor vehicles, automotive equipment and other equipment of every kind and nature; to finance or assist in financing the establishment, development, and operation thereof; and to supervise, oversee, and assist in the management and operation thereof.

                  c. To engage in the business of warehousing, moving, and storage of property.

                  d. To conduct a business in the sale [ILLEGIBLE] gasoline and oil and to operate and lease stations for the sale of gasoline and oil, and to service cars, trucks, trailers, and other automotive equipment.

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                  e.       To purchase, sell, rent, and deal in new and used
                           trailers and semi-trailers of every kind and description, including, but not limited to, house trailers; to purchase, sell, rent, and deal in equipment, furniture, and appliances for such equipment.

                  f. To act as surety and to guarantee the performance of contracts, agreements, undertakings, obligations, promises, or duties, of all kinds other than insurance policies.

                  g. To do everything necessary and proper for the accomplishment of the objects herein enumerated, or necessary or incidental to the protection and benefit of the corporation, and, in general to carry on any lawful business necessary to the attainment of the purposes of this corporation, whether such business is similar in nature to the objects and powers hereinabove set forth, or otherwise.

                           The foregoing powers shall be in furtherance of and not in limitation of the general powers conferred by the laws of the State of Nevada, as now or hereafter in effect.

         4. The authorized capital stock of this corporation shall be Twenty-Five Thousand ($25,000.00) Dollars, divided into Five Hundred (500) shares of the par value of Fifty ($50.00) Dollars per share. After payment of the par value, capital stock shall be non-assessable.

         5. The number of the Board of Directors of the corporation shall be Three (3) and the names and addresses of the first Board of Directors are:

         Name                                    Address
-------------------------    --------------------------------------------------
Kermit K. Shoen              3619 West Mescal, Phoenix, Arizona 85029
Joyce S. Copeland            4701 North 33rd Place, Phoenix, Arizona 85018
John A. Lorentz              2124 Terrace Road, Tempe, Arizona 85281

         6. The names and post office addresses of each of the incorporators are as follows:

         Name                                    Address
-------------------------    --------------------------------------------------
Kermit K. Shoen              3619 West Mescal, Phoenix, Arizona 85029
Joyce S. Copeland            4701 North 33rd Place, Phoenix, Arizona 85018
John A. Lorentz              2124 Terrace Road, Tempe, Arizona 85281

         7.       The duration of this corporation shall be perpetual.

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         In Witness Whereof, we the aforementioned President and Secretary have signed the Restated Articles of Incorporation this 10th day of September, 1993.

                                              /s/ Edward J. Shoen
                                              ---------------------------------
                                              Edward J. Shoen, President

                                              /s/ Gary V. Klinefelter
                                              ---------------------------------
                                              Gary V. Klinefelter, Secretory

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